EXHIBIT 10.36
[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10).
Such excluded information is not material and is the type that the registrant treats as private or confidential.
SEPARATION AGREEMENT
THIS SEPARATION AGREEMENT (“Agreement”), dated as of December 29, 2023, is made by and among Peakstone Realty Trust (f/k/a Griffin Realty Trust, Griffin Realty Trust, Inc. and Griffin Capital Essential Asset REIT, Inc.) (“PKST”), PKST OP, L.P. (f/k/a GRT OP, L.P., GRT OP, LLC and Griffin Capital Essential Asset Operating Partnership, L.P.) (“Op Co”), PKST Management Company, LLC (f/k/a Griffin Capital Real Estate Company, LLC) (“PMCO” and together with PKST and Op Co, the “Company”), and Louis K. Sohn (“Sohn”).
WHEREAS, the Company and Sohn are party to that certain Employment Agreement by and between Sohn and the Company, dated December 14, 2018 (the “Employment Agreement”), pursuant to which Sohn serves as Executive Vice President of the Company (unless otherwise defined herein, capitalized terms have the meanings ascribed to them in the Employment Agreement);
WHEREAS, Sohn and the Company have mutually agreed that, effective as of the Termination Date (as defined below), Sohn’s employment with the Company will terminate without “Cause” (as defined in the Employment Agreement), and Sohn and the Company mutually desire to specify the terms of Sohn’s termination of employment; and
NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.Termination of Employment.
a.Termination of Employment. Effective as of December 31, 2023 (the “Termination Date”), (i) Sohn’s employment with the Company and its affiliates shall terminate and Sohn shall cease to serve as an employee of the Company and its affiliates, and (ii) the Employment Agreement shall terminate, and Sohn shall have no further rights thereunder, other than: (1) Sohn’s right to the payments and benefits set forth in Section 5.3(c) of the Employment Agreement (subject to the terms and conditions thereof), and (2) the “Surviving Provisions” listed in Section 14 of the Employment Agreement, which shall remain in full force and effect in accordance with their terms.
b.Severance Date. Sohn agrees that the Severance Date (as defined in the Employment Agreement) shall be the Termination Date.
c.Payments Upon Termination.
(i)Sohn will receive payment on the Termination Date for all wages payable through the Termination Date and any accrued and unpaid vacation time or paid time-off.
(ii)Subject to the terms and conditions set forth in the Employment Agreement (including without limitation, the execution by Sohn on or after the Termination Date and the non-revocation of a General Release substantially in the form attached as Exhibit A to the Employment Agreement and the Company’s execution, not later than the date on which Sohn's General Release becomes irrevocable, of a General Release substantially in the form attached as Exhibit B to the Employment Agreement), the Company shall pay and provide to Sohn the payments and benefits set forth in Section 5.3(c) of the Employment Agreement at the times and in the manner set forth therein; provided, however, that for purposes of Section 5.3(c)(ii) of the Employment Agreement, the pro-rated Incentive Bonus shall be calculated assuming target individual performance and target Company performance.

EXHIBIT 10.36
2.Miscellaneous.
a.References. Any and all inquiries made by outside third parties concerning the employment of Sohn by the Company shall be directed to the Company’s Vice President of Human Resources. The Company agrees that if contacted by a prospective employer of Sohn, it will only verify dates of employment and job classification held by Sohn.
b.Protective Covenants. Sohn and the Company acknowledge and affirm that all undertakings and covenants contained in any other agreement between Sohn and the Company shall remain in full force and effect following the Termination Date in accordance with their terms and shall not be deemed to be amended or in any way affected by reason of Sohn and the Company entering into this Agreement. Without limiting the generality of the foregoing, Sohn acknowledges that he is bound by the Protective Covenants set forth in the following Sections of the Employment Agreement: Section 6.1 (Confidential Information), Section 6.3 (Non-Solicitation of Employees), 6.4 (Non-Solicitation of Customers), 6.5 (Non-Disparagement), and Section 6.6 (Return of Company Documents). The Company acknowledges that it is bound by the Protective Covenant set forth in Section 6.5 (Non-Disparagement) of the Employment Agreement.
c.No Assignment. This Agreement and the rights and duties hereunder are personal to Sohn and may not be assigned, delegated, transferred, or pledged by Sohn. Sohn hereby acknowledges and agrees that the Company may assign, delegate, transfer, pledge, or sell this Agreement and the rights and duties hereunder (a) to an affiliate of the Company or (b) to any third party in connection with (i) the sale, transfer, or other disposition of all or substantially all of the assets of the Company or (ii) a merger, consolidation, or other similar corporate transaction involving the Company.
d.Withholding. Notwithstanding anything else herein to the contrary, the Company or any of its affiliates may withhold (or cause there to be withheld, as the case may be) from any amounts otherwise due or payable under or pursuant to this Agreement, or any other compensation payable to Sohn, such federal, state and local income, employment, or other taxes or other amounts as may be required to be withheld pursuant to any applicable law, regulation or contract.
e.Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, or (c) email transmission, in each case sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of email transmission, as of the date of the transmission provided that such transmission is received by the intended addressee prior to 5:00 p.m. Pacific Time (and any transmission received from and after 5:00 p.m., Pacific Time, shall be deemed received on the next business day (as used herein, the term “business day” shall mean any day other than Saturdays, Sundays and U.S. national holidays):
If to the Company:
Peakstone Realty Trust
1520 E. Grand Avenue
El Segundo, CA 90245
Attention: Michael J. Escalante
Email: mescalante@pkst.com
Attention: Nina Momtazee Sitzer
Email: nsitzer@pkst.com
If to Sohn:
[***]

EXHIBIT 10.36
f.Governing Law. This Agreement shall be governed, construed, interpreted, and enforced in accordance with the substantive laws of the State of California without reference to the principles of conflicts of law of the State of California or any other jurisdiction, and where applicable, the laws of the United States.
g.Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing signed by Sohn and the Company. No failure to exercise and no delay in exercising any right, remedy, or power hereunder preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.
h.Binding Effect; Benefit. Subject to Section 2(c) above, this Agreement shall inure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any benefit, rights, remedies, obligations, or liabilities under or by reason of this Agreement.
i.Enforcement. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a portion of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.
j.Construction. This Agreement shall be deemed drafted equally by both the parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation.
k.Entire Agreement. The terms of this Agreement (together with the award agreements evidencing any outstanding Company equity awards held by Sohn, and any other agreements and instruments contemplated hereby or referred to or incorporated herein) are, as of the date hereof, intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. As of the date hereof, this Agreement shall supersede all undertakings or agreements, whether written or oral, previously entered into by Sohn and the Company or any predecessor thereto or affiliate thereof with respect to the subject matter hereof (including, without limitation, the Employment Agreement, except as expressly provided herein). References in this Agreement to “this Agreement” and/or “herein” shall include all annexes and exhibits hereto, if any.
l.Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Execution of this Agreement may be made by providing a signed original copy or providing a signature via facsimile or other electronic means, such as a portable document format (PDF).
m.Consultation with Counsel. Sohn acknowledges that Sohn has been given the opportunity to consult with an attorney regarding the Agreement. In signing this Agreement, Sohn acknowledges that Sohn’s decision to enter into this Agreement is knowing and voluntary and was not induced by the Company through fraud or misrepresentation.
n.No Other Payments Due. Other than the payments and benefits that Sohn may become entitled to receive under Section 5.3(c) of the Employment Agreement, Sohn acknowledges that, as of the date of execution of this Agreement, Sohn has been paid all wages or other compensation, including, but not limited to accrued, unused vacation benefits, incentives, or bonuses, that Sohn has earned or become entitled to during Sohn’s employment with the Company through the date Sohn executes this Agreement. Sohn agrees that Sohn does not have knowledge of any potential

EXHIBIT 10.36
or actual dispute with the Company about any unpaid wages or compensation which Sohn believes Sohn is entitled to but has not been paid as of the date Sohn executes this Agreement. Sohn understands and acknowledges that Sohn shall not be entitled to any payments or benefits from the Company other than those expressly set forth in Section 1(c).
o.Protected Rights. Nothing in this Agreement (including the Surviving Provisions listed in Section 14 of the Employment Agreement) shall prevent Sohn from (i) communicating directly with, cooperating with, or providing information to, or receiving financial awards from, any federal, state or local government agency, including without limitation the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice, the U.S. Equal Employment Opportunity Commission, or the U.S. National Labor Relations Board, without notifying or seeking permission from the Company, (ii) exercising any rights Sohn may have under Section 7 of the U.S. National Labor Relations Act, such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions, or (iii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that Sohn has reason to believe is unlawful.
p.Arbitration. Except for the limited right to seek temporary injunctive relief in a court pursuant to Section 6 of the Employment Agreement (in which case the underlying dispute remains subject to arbitration), the parties agree that to the extent permitted by law, any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, or Sohn’s employment by the Company or any termination thereof, will be settled by arbitration to be held at a location in Los Angeles, California in accordance with the Federal Arbitration Act and the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association,    which    can    be    found    at
https://www.adr.org/sites/default/files/document_repository/EmploymentRules_Web_0.pdf. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The arbitrator shall have the authority to award the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including arbitrators’ fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees and attorneys’ fees.
q.Representation Concerning Filing of Legal Actions. Sohn represents and warrants that Sohn does not presently have on file, and further represents that Sohn will not hereafter file, any claims, grievances, actions, appeals or complaints against the Company or its affiliates in or with any state or federal court, board or before any other tribunal or panel of arbitrators, public or private, based upon any Released Claims (as defined in the General Release attached as Exhibit A to the Employment Agreement). If such an action or charge has been filed by Sohn, or on Sohn’s behalf, Sohn agrees not to participate in any such proceeding and Sohn will use Sohn’s best efforts to cause it immediately to be withdrawn and dismissed with prejudice.
[Signature Page Follows]

EXHIBIT 10.36
IN WITNESS WHEREOF, the parties hereto have executed this Separation Agreement effective as of the date first written above.
PEAKSTONE REALTY TRUST
By:
Name: Michael J. Escalante
Title: Chief Executive Officer and President

PKST OP, L.P.
By: Peakstone Realty Trust, its general partner
By:
Name: Michael J. Escalante
Title: Chief Executive Officer and President

PKST MANAGEMENT COMPANY, LLC
By:
Name: Michael J. Escalante
Title: Chief Executive Officer and President

Accepted and Agreed,

Louis K. Sohn
Date: